UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021 (February 18, 2021)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On February 18, 2021, the Board of Directors of CoreCivic, Inc., a Maryland corporation (the “Company”), in accordance with the Company’s Ninth Amended and Restated Bylaws, expanded the size of the Company’s Board of Directors (the “Board”) to twelve members and appointed Dr. Glenda Baskin Glover (“Dr. Glover”) to serve as a member of the Board, effective March 1, 2021, until the Company’s 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified. The Board has determined that Dr. Glover is independent within the meaning of the New York Stock Exchange listing standards as currently in effect.

There were no arrangements or understandings between Dr. Glover and any other persons pursuant to which she was selected as a director. In addition, Dr. Glover is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Glover will be compensated in accordance with the Company’s previously disclosed compensation programs for non-employee directors as described in the Proxy Statement on Schedule 14A for the Company’s 2020 Annual Meeting of Stockholders.

Dr. Glover, age 68, is President of Tennessee State University, Nashville’s only public university, and a premier, historically black college and university (“HBCU”), a position she has held since 2013. Dr. Glover was formerly the Dean of the College of Business at Jackson State University in Jackson, Miss., where she led the College of Business throughout the accreditation process, and spearheaded the implementation of the nation’s first Ph.D. in Business at an HBCU. Prior to joining Jackson State University, Dr. Glover served as the Chairperson of the Department of Accounting at Howard University. Her past experience also includes positions as Senior Vice President and Chief Financial Officer of an engineering firm, a tax manager at a major public utility company, and an accountant with a Big-Four CPA firm. She is a certified public accountant, an attorney, and is one of two African American women to hold the Ph.D.-CPA-JD combination in the nation. Dr. Glover also serves as the International President and CEO of Alpha Kappa Alpha Sorority, Incorporated, the oldest Greek-letter organization established by African American college women.

In connection with Dr. Glover’s appointment to the Board, the Company intends to enter into an Indemnification Agreement (the “Indemnification Agreement”) with Dr. Glover substantially in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Dr. Glover to the maximum extent permitted by Maryland law, except as otherwise provided in the Indemnification Agreement, if she is or is threatened to be made a party to a proceeding by reason of her status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 18, 2009 and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On February 18, 2021, the Company issued a press release announcing the appointment of Dr. Glover to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report:

99.1	Press Release dated February 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 19, 2021	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer